As filed with the Securities and Exchange Commission on June 12, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SPROTT PHYSICAL PLATINUM AND PALLADIUM TRUST
(Exact name of Registrant as specified in its charter)

Province of Ontario, Canada (Province or other jurisdiction of incorporation or organization)	1040 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification No.)

Royal Bank Plaza,
South Tower
200 Bay Street, Suite 2600
Toronto, Ontario,
Canada M5J 2J1
(416) 943-8099
(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680
(Name, address (including zip code) and telephone number (including area code)
of agent for service in the United States)

Copies to:

Lara Misner Sprott Asset Management LP Royal Bank Plaza, South Tower, 200 Bay Street, Suite 2600 Toronto, Ontario, Canada M5J 2J1 (416) 943-8099	John Laffin, Esq. Stikeman Elliot LLP 5300 Commerce Court West 199 Bay Street Toronto, Ontario, Canada M5L 1B9 (416) 869-5289	Anthony Tu-Sekine, Esq. Seward & Kissel LLP 901 K Street N.W. Washington, D.C. 20001 (202) 737-8833

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this Registration Statement.

It is proposed that this filing shall become effective (check appropriate box)

A.	☒	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☐	at some future date (check the appropriate box below)
1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).
2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).
3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

This short form prospectus has been filed under legislation in all provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this short form prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form prospectus constitutes a public offering of the securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with the securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the secretary of the issuer at Sprott Asset Management LP, the manager of Sprott Physical Platinum and Palladium Trust, located at Royal Bank Plaza, South Tower, 200 Bay Street, Suite 2600, Toronto, Ontario, Canada M5J 2J1, Telephone: (416) 943-8099 and are also available electronically at www.sedarplus.ca.

SHORT FORM BASE SHELF PROSPECTUS

New Issue	June 12, 2025

SPROTT PHYSICAL PLATINUM AND PALLADIUM TRUST

U.S.$200,000,000

Trust Units

Sprott Physical Platinum and Palladium Trust (the “Trust”) may offer from time to time, during the 25-month period that this short form base shelf prospectus (including any amendments hereto) (this “prospectus”) remains effective, up to U.S.$200,000,000 of transferable, redeemable trust units (the “trust units”). Each trust unit represents an equal, fractional, undivided ownership interest in the net assets of the Trust attributable to the particular class of trust units. To date, the Trust has issued only one class or series of trust units, which is the class of trust units that will be qualified by this prospectus. The Trust is a closed-end mutual fund trust established under the laws of the Province of Ontario and is managed by Sprott Asset Management LP (the “Manager”). See “Sprott Physical Platinum and Palladium Trust – Management of the Trust – The Manager” for further information about the Manager. The Trust was created to invest and hold substantially all of its assets in physical platinum and palladium bullion. See “Sprott Physical Platinum and Palladium Trust – Business of the Trust – Investment Objectives of the Trust” for further information about the Trust’s investment objectives.

The specific terms of the trust units offered, including the number of trust units offered and the offering price (or the manner of determination thereof if offered on a non-fixed price basis, including sales in transactions that are deemed to be “at-the-market” distributions as defined in National Instrument 44-102 – Shelf Distribution (“NI 44-102”)), will be described in supplements to this prospectus (each a “prospectus supplement”). All shelf information omitted from this prospectus under applicable laws will be contained in one or more prospectus supplements. Each prospectus supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of the prospectus supplement and only for the purposes of the distribution of the trust units to which the prospectus supplement pertains. A prospectus supplement may include specific terms pertaining to the trust units that are not within the alternatives or parameters described in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

This prospectus may qualify an “at-the-market” distribution as defined in NI 44-102.

The trust units are listed and posted for trading on the NYSE Arca, Inc. (the “NYSE Arca”) under the symbol “SPPP” and on the Toronto Stock Exchange (the “TSX”) under the symbols “SPPP” (Canadian dollar denominated) and “SPPP.U” (U.S. dollar denominated). On June 10, 2025, the closing prices of the trust units on the NYSE Arca and the TSX were U.S.$11.37 and Cdn$15.59, respectively.

The Trust may sell the trust units to or through underwriters or dealers purchasing as principals to one or more purchasers directly, or through agents designated from time to time by the Manager on behalf of the Trust. Subject to the provisions of the Trust Agreement (as defined below) pursuant to which the Trust is governed, the trust units may be sold at fixed prices or non-fixed prices, such as prices determined by reference to the prevailing market price of the trust units or at prices to be negotiated with purchasers, which prices may vary between purchasers and during the period of distribution of the trust units. The prospectus supplement relating to a particular offering of the trust units will identify each underwriter, dealer or agent engaged by the Trust in connection with the offering and sale of the trust units, and will set forth the terms of the offering of such trust units, the method of distribution of such trust units including, to the extent applicable, the proceeds to the Trust, and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material term of the plan of distribution. In connection with such offering, other than an “at-the-market” distribution, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions intended to stabilize or maintain the market price of the trust units at levels other than those which otherwise might prevail on the open market. Such transactions, if commenced, may be discontinued at any time. See “Plan of Distribution”.

The Trust is not a trust company and does not carry on business as a trust company and, accordingly, the Trust is not registered under the trust company legislation of any jurisdiction. Trust units are not “deposits” within the meaning of the Canada Deposit Insurance Corporation Act (Canada) and are not insured under provisions of that Act or any other legislation.

No underwriter or dealer involved in an “at-the-market” distribution, no affiliate of such underwriter or dealer and no person or company acting jointly or in concert with such underwriter or dealer, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the trust units or securities of the same class as the trust units distributed under the “at-the-market” prospectus including selling an aggregate number or principal amount of trust units that would result in the underwriter or dealer creating an over-allocation position in the trust units.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY U.S. STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THE TRUST UNITS OR PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The Trust is permitted, under a multi-jurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States (“MJDS”), to prepare this prospectus in accordance with Canadian disclosure requirements, which are different from those of the United States. The Trust prepares its financial statements, which are incorporated by reference in this prospectus, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). These financial statements may not be comparable to the financial statements of United States issuers.

Purchasing the trust units may subject you to tax consequences both in the United States and Canada. This prospectus or any prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in this prospectus and any applicable prospectus supplement.

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Your ability to enforce civil liabilities under United States federal securities laws or securities laws of other relevant jurisdictions may be affected adversely because the Trust is a mutual fund trust established under the laws of the Province of Ontario. Each of the Trust, the Manager and Sprott Asset Management GP Inc. (the “GP”), which is the general partner of the Manager, is organized under the laws of the Province of Ontario, Canada and the Trust’s trustee, RBC Investor Services Trust (“RBC Investor Services” or the “Trustee”), is organized under the federal laws of Canada, and all of their executive offices and substantially all of the administrative activities and a majority of their assets are located outside the United States. In addition, the directors and officers of the Trustee and the GP are residents of jurisdictions other than the United States and all or a substantial portion of the assets of those persons are or may be located outside such jurisdictions.

See “Risk Factors” for a discussion of certain considerations relevant to an investment in the trust units offered hereby. In the opinion of Stikeman Elliott LLP, counsel to the Trust, the trust units, once offered under a prospectus supplement, will be qualified investments for certain funds, plans and accounts under the Income Tax Act (Canada) (the “Tax Act”), subject to the qualifications set out in such prospectus supplement.

The financial information of the Trust incorporated by reference herein is presented in U.S. dollars. Unless otherwise noted herein, all references to “$”, “U.S.$”, “United States dollars”, “U.S. dollars” or “dollars” are to the currency of the United States and all references to “Cdn$” or “Canadian dollars” are to the currency of Canada.

The registered and head office of the Trust is located at Royal Bank Plaza, South Tower, 200 Bay Street, Suite 2600, Toronto, Ontario, M5J 2J1.

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FINANCIAL INFORMATION AND ACCOUNTING PRINCIPLES

Unless otherwise indicated, financial information in this prospectus has been prepared in accordance with IFRS. The financial information of the Trust incorporated by reference herein is presented in U.S. dollars. Unless otherwise noted herein, all references to “$”, “U.S.$”, “United States dollars”, “U.S. dollars” or “dollars” are to the currency of the United States and all references to “Cdn$” or “Canadian dollars” are to the currency of Canada.

EXCHANGE RATE

The following table sets out certain exchange rates based upon the daily average rate published by the Bank of Canada. The rates are set out as United States dollars per Cdn$1.00.

	Years Ended December 31,
	2023	2024
Low	$0.7207	$0.6937
High	$0.7617	$0.7510
Average	$0.7410	$0.7302
End	$0.7561	$0.6950

On June 10, 2025, the daily average rate for United States dollars in terms of Canadian dollars, as quoted by the Bank of Canada was Cdn$1.00 = U.S.$0.7308.

DOCUMENTS INCORPORATED BY REFERENCE

Incorporated by reference in this prospectus is certain information contained in documents filed by the Trust with the securities regulatory authorities in each of the provinces and territories of Canada, which have also been filed with, or furnished to, the SEC. This means that the Trust is disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus or in any other subsequently-filed document which also is or is deemed to be incorporated by reference herein.

You may obtain copies of the documents incorporated by reference in this prospectus on request without charge by contacting the Manager, located at Royal Bank Plaza, South Tower, 200 Bay Street, Suite 2600, Toronto, Ontario, Canada M5J 2J1, Telephone: (416) 943-8099 (toll free number: 1-855-943-8099), as well as through the sources described below under “Additional Information”.

The following documents are specifically incorporated by reference in this prospectus:

(a)	the annual information form of the Trust for its fiscal year ended December 31, 2024, dated March 20, 2025 (the “AIF”);

(b)	the audited annual financial statements of the Trust as at and for each of its fiscal years ended December 31, 2024 and 2023, and the related notes thereto, together with the report of the independent registered public accounting firm thereon (collectively, the “Annual Financial Statements”);

(c)	the management report of fund performance of the Trust for its fiscal year ended December 31, 2024 (the “Annual MRFP”);

(d)	the unaudited interim financial statements of the Trust as at and for the three month period ended March 31, 2025 (the “Interim Financial Statements”); and

(e)	the management report of fund performance of the Trust for the three month period ended March 31, 2025 (the “Interim MRFP”).

Any documents of the type referred to in the preceding paragraph with respect to the Trust, material change reports (other than confidential material change reports) or any document of the type referred to in section 11.1 of Form 44-101F1 of National Instrument 44-101 — Short Form Prospectus Distributions (“NI 44-101”) required to be incorporated by reference herein pursuant to NI 44-101, as well as all prospectus supplements (solely for the purposes of the offering of trust units covered by that prospectus supplement unless otherwise provided therein) disclosing additional or updated information filed by the Trust with the securities regulatory authorities in Canada subsequent to the date of this prospectus and prior to 25 months from the date of issuance of the receipt for this prospectus, shall be deemed to be incorporated by reference in this prospectus.

When new documents of the type referred to in the paragraphs above are filed by the Trust with the securities regulatory authorities in Canada during the currency of this prospectus, such documents will be deemed to be incorporated by reference in this prospectus and the previous documents of the type referred to in the paragraphs above and all material change reports, unaudited interim financial statements (and management reports of fund performance of the Trust relating thereto) and certain prospectus supplements filed by the Trust with the securities regulatory authorities in Canada before the commencement of the financial year in which the new documents are filed will no longer be deemed to be incorporated by reference in this prospectus.

The documents identified above as incorporated by reference into this prospectus have been filed with or furnished to the SEC as follows: (1) the AIF has been filed as Exhibit 99.5 to the Trust’s annual report on Form 40-F filed with the SEC on March 20, 2025; (2) the Annual Financial Statements have been filed as Exhibit 99.6 to the Trust’s annual report on Form 40-F filed with the SEC on March 20, 2025; (3) the Annual MRFP has been filed as Exhibit 99.6 to the Trust’s annual report on Form 40-F filed with the SEC on March 20, 2025; and (4) the Interim Financial Statements and the Interim MRFP have been filed as Exhibit 99.1 to the Trust’s Report on Form 6-K furnished to the SEC on May 15, 2025.

In addition, to the extent that any document or information incorporated by reference into this prospectus is included in any report on Form 6-K or Form 40-F (or any respective successor form) that is filed with or furnished to the SEC after the date of this prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. In addition, the Trust may incorporate by reference into this prospectus or the registration statement of which it forms a part, other information from documents that the Trust will file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), if and to the extent expressly provided therein.

A prospectus supplement containing the specific terms of any trust units offered will be deemed to be incorporated by reference in this prospectus as of the date of the prospectus supplement solely for the purposes of the offering of trust units covered by that prospectus supplement unless otherwise provided therein.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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ADDITIONAL INFORMATION

The Trust intends to file with the SEC a registration statement on Form F-10 of which this prospectus will form a part. This prospectus does not contain all the information set out in the registration statement. For further information about the Trust and the trust units, please refer to the registration statement, including the exhibits to the registration statement.

The Trust is subject to the information requirements of the Exchange Act and applicable Canadian securities legislation, and in accordance therewith, the Trust files or furnishes reports and other information with or to the SEC and with the securities regulatory authorities of each of the provinces and territories of Canada. Under the MJDS, the Trust may generally prepare these reports and other information in accordance with the disclosure requirements of Canada. These requirements are different from those of the United States. As a foreign private issuer, the Trust is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and officers, directors and principal unitholders of the Trust are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, the Trust is not required to publish financial statements as promptly as United States companies.

The reports and other information that the Trust files with, or furnishes to, the SEC may be accessed electronically through the SEC’s Electronic Document Gathering and Retrieval System at www.sec.gov. Copies of reports, statements and other information that the Trust files with the Canadian provincial and territorial securities regulatory authorities are electronically available from the Canadian System for Electronic Document Analysis and Retrieval at www.sedarplus.ca.

ENFORCEABILITY OF CIVIL LIABILITIES

Each of the Trust, the Manager and the GP is organized under the laws of the Province of Ontario, Canada, and the Trustee is organized under the federal laws of Canada, and all of their executive offices and substantially all of the administrative activities and a majority of their assets are located outside the United States. In addition, the directors and officers of the Trustee and the GP are residents of jurisdictions other than the United States and all or a substantial portion of the assets of those persons are or may be located outside such jurisdictions.

As a result, you may have difficulty serving legal process within your jurisdiction upon any of the Trust, the Trustee, the Manager or the GP or any of their directors or officers, as applicable, or enforcing judgments obtained in courts in your jurisdiction against any of them or the assets of any of them located outside your jurisdiction, or enforcing against them in the appropriate Canadian court judgments obtained in courts of your jurisdiction, including, but not limited to, judgments predicated upon the civil liability provisions of the federal securities laws of the United States, or bringing an original action in the appropriate Canadian courts to enforce liabilities against the Trust, the Trustee, the Manager, the GP or any of their directors or officers, as applicable, based upon the United States federal securities laws.

While you, whether or not a resident of the United States, may be able to commence an action in Canada relating to the Trust and may also be able to petition Canadian courts to enforce judgments obtained in the courts of any part of the United States against any of the Trust, the Trustee, the Manager or the GP or any of their directors or officers, you may face additional requirements serving legal process within the United States upon or enforcing judgments obtained in the United States courts against any of them or the assets of any of them located outside the United States, or enforcing against any of them in the appropriate Canadian courts judgments obtained in the courts of any part of the United States, or bringing an original action in the appropriate Canadian courts to enforce liabilities against the Trust, the Trustee, the Manager, the GP or any of their directors or officers, as applicable.

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In the United States, the Trust and the Trustee will each file with the SEC, concurrently with the Trust’s registration statement on Form F-10, an appointment of agent for service of process on separate Forms F-X. Under such Forms F-X, the Trust and the Trustee will appoint Puglisi & Associates, as their agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving them in a U.S. court arising out of or related to or concerning any offering of trust units under this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus, including any documents incorporated by reference, that are not purely historical are forward-looking statements. The Trust’s forward-looking statements include, but are not limited to, statements regarding its or its management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates”, “believe”, “continue”, “could”, “estimate”, “expect”, “intends”, “may”, “might”, “plan”, “possible”, “potential”, “predicts”, “project”, “should”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	trading of the trust units issued pursuant to the offering on the NYSE Arca or the TSX;

●	the Trust’s objectives and strategies to achieve the objectives; and

●	the platinum and palladium industry, sources of and demand for physical platinum and palladium bullion and the performance of the platinum and palladium market.

The forward-looking statements contained in this prospectus, including any document incorporated by reference, are based on the Trust’s current expectations and beliefs concerning future developments and their potential effects on the Trust. There can be no assurance that future developments affecting the Trust will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Trust’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks, uncertainties and assumptions include those factors described under the heading “Risk Factors” in this prospectus and in any prospectus supplement, as well as, without limitation, the following:

●	success in retaining or recruiting, or changes required in, the officers or key employees of the Manager; and

●	success in obtaining physical platinum and palladium bullion in a timely manner and allocating such platinum and palladium;

Should one or more of these risks or uncertainties materialize, or should any of the Trust’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Trust undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SPROTT PHYSICAL PLATINUM AND PALLADIUM TRUST

The following is a summary of information pertaining to the Trust and does not contain all the information about the Trust that may be important to you. You should read the more detailed information, including but not limited to the AIF, the Annual Financial Statements, the Annual MRFP, the Interim Financial Statements and the Interim MRFP that are incorporated by reference into and are considered to be a part of this prospectus.

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Organization of the Trust

Sprott Physical Platinum and Palladium Trust was established on December 23, 2011 under the laws of the Province of Ontario, Canada, pursuant to a trust agreement dated as of December 23, 2011, as amended and restated as of June 6, 2012 (the “Trust Agreement”). The Trust has received relief from certain provisions of National Instrument 81-102 – Investment Funds (“NI 81-102”), and, as such, the Trust is not subject to certain of the policies and regulations of the Canadian Securities Administrators that apply to other funds. See “Exemptions and Approvals”.

Management of the Trust

The Manager

Sprott Asset Management LP is the Manager of the Trust. The Manager acts as the manager of the Trust pursuant to the Trust Agreement and the management agreement between the Trust and the Manager. The Manager is a limited partnership formed and organized under the laws of the Province of Ontario, Canada, pursuant to the Limited Partnerships Act (Ontario) by declaration dated as of September 17, 2008. The general partner of the Manager is the GP, which is a corporation incorporated under the laws of the Province of Ontario, Canada, on September 17, 2008. The GP is a wholly-owned subsidiary of Sprott Inc., which is a corporation incorporated under the laws of the Province of Ontario, Canada, on February 13, 2008. Sprott Inc. is also the sole limited partner of the Manager. Sprott Inc. is a public company whose common shares are listed and posted for trading on the TSX and the New York Stock Exchange under the symbol “SII”. See “Responsibility for Operation of the Trust – The Manager” in the AIF for further information. Effective May 26, 2025, for operational efficiencies, the board of directors of the GP was reconstituted to remove Whitney George and result in John Ciampaglia and Kevin Hibbert as the only directors of the GP.

As of March 31, 2025, the Manager, together with its affiliates and related entities, had assets under management totaling approximately U.S.$35.1 billion, and provided management and investment advisory services to many entities, including private investment funds, exchange-listed products, mutual funds and discretionary managed accounts. The Manager also acts as: (A) manager of (i) the Sprott Physical Uranium Trust, a non-redeemable investment fund whose trust units are listed and posted on the TSX that invests and holds substantially all of its assets in physical uranium, (ii) the Sprott Physical Silver Trust, a closed-end mutual fund trust whose trust units are listed and posted for trading on the TSX and the NYSE Arca that invests and holds substantially all of its assets in physical silver bullion, (iii) the Sprott Physical Copper Trust, a closed-end trust whose trust units are listed and posted for trading on the TSX that invests and holds substantially all of its assets in physical copper, (iv) the Sprott Physical Gold and Silver Trust, a closed-end mutual fund trust whose trust units are listed and posted for trading on the TSX and the NYSE Arca that invests and holds substantially all of its assets in physical gold and silver bullion and (v) the Sprott Physical Gold Trust, a closed-end mutual fund trust whose units are listed and posted for trading on the TSX and the NYSE Arca that invests and holds substantially all of its assets in physical gold bullion; and (B) sub-advisor for certain funds managed by Ninepoint LP, a Canadian public mutual fund manager.

The Manager is responsible for the day-to-day business and administration of the Trust, including management of the Trust’s portfolio and all clerical, administrative and operational services. The Trust maintains a public website that contains information about the Trust and the trust units. The internet address of the website is https://sprott.com/investment-strategies/physical-bullion-trusts/. This internet address is provided here only as a convenience to you, and the information contained on or connected to the website is not incorporated into, and does not form part of, this prospectus.

The Trustee

The Trustee, a trust company organized under the federal laws of Canada, is the trustee of the Trust. The Trustee holds title to the Trust’s assets and has, together with the Manager, exclusive authority over the assets and affairs of the Trust. The Trustee has a fiduciary responsibility to act in the best interest of the unitholders.

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The Custodians

The Trust employs two custodians. The Royal Canadian Mint (the “Mint”), acts as custodian for the Trust’s physical platinum and palladium bullion pursuant to a precious metals storage and custody agreement in respect of the Trust’s physical platinum bullion (the “Platinum Storage Agreement”) and the precious metals storage and custody agreement in respect of the Trust’s palladium bullion (the “Palladium Storage Agreement”, and together with the Platinum Storage Agreement, the “Storage Agreements”). The Mint is a Canadian Crown corporation, which acts as an agent of the Canadian Government, and its obligations generally constitute unconditional obligations of the Canadian Government. The Mint is responsible for and bears all risk of the loss of, and damage to, the Trust’s physical platinum and palladium bullion that is in the Mint’s custody, subject to certain limitations, including events beyond the Mint’s control and proper notice by the Manager.

The Mint has appointed Loomis International (USA) Inc. (“Loomis”) (formerly known as Via Mat International Ltd. through its subsidiary, Via Mat International (USA) Inc.) to act as sub-custodian of the physical palladium bullion on a fully allocated basis at vault facilities located in London or Zurich. Any sub-custodian engaged by the Mint will have vault facilities that are accepted as warehouses for the London Platinum and Palladium Market (“LPPM”).

RBC Investor Services acts as custodian on behalf of the Trust for the Trust’s assets other than physical platinum and palladium bullion. RBC Investor Services is only responsible for the Trust’s assets that are directly held by it, its affiliates or appointed sub-custodians.

Under the Trust Agreement, the Manager, with the consent of the Trustee, may determine to change the custodial arrangements of the Trust.

Principal Offices

The Trust’s office is located at Royal Bank Plaza, South Tower, 200 Bay Street, Suite 2600, Toronto, Ontario, Canada M5J 2J1. The Manager’s office is located at Royal Bank Plaza, South Tower, 200 Bay Street, Suite 2600, Toronto, Ontario, Canada M5J 2J1 and its telephone number is (416) 943-8099 (toll free: 1-855-943-8099). The Trustee’s office is located at 155 Wellington Street West, Street Level, Toronto, Ontario, Canada M5V 3L3. The custodian for the Trust’s physical platinum and palladium bullion, the Mint, has its office located at 320 Sussex Drive, Ottawa, Ontario, Canada K1A 0G8 and 520 Lagimodière Blvd., Winnipeg, Manitoba, Canada R2J 3E7. The Mint has engaged Loomis as a sub-custodian for the Trust’s physical palladium bullion. Loomis’s principal office is located at 130 Sheridan Blvd., Inwood, New York, USA 11096. The custodian for the Trust’s assets other than physical platinum and palladium bullion, RBC Investor Services, has its office located at 155 Wellington Street West, Street Level, Toronto, Ontario, Canada M5V 3L3.

Business of the Trust

Investment Objectives of the Trust

The Trust was created to invest and hold substantially all of its assets in physical platinum and palladium bullion. The Trust seeks to provide a convenient and exchange-traded investment alternative for investors interested in holding physical platinum and palladium bullion without the inconvenience that is typical of a direct investment in physical platinum and palladium bullion. The Trust invests primarily in long-term holdings of unencumbered, fully allocated, physical platinum and palladium bullion and will not speculate with regard to short-term changes in platinum and palladium prices. The Trust does not anticipate making regular cash distributions to unitholders.

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Investment Strategies of the Trust

The Trust is expressly prohibited from investing in units or shares of other investment funds or collective investment schemes other than money market mutual funds and then only to the extent that its interest does not exceed 10% of the total net assets of the Trust.

The Trust may not borrow funds except under limited circumstances as set out in NI 81-102 and, in any event, not in excess of 10% of the total net assets of the Trust.

Borrowing Arrangements

The Trust has no borrowing arrangements in place and is unleveraged. The Trust has historically not used leverage and the Manager has no intention of doing so in the future (save for the short-term borrowings to settle trades). Unitholders will be notified of any changes to the Trust’s use of leverage.

Calculating Net Asset Value (“NAV”)

The value of the net assets of the Trust and the net asset value for a particular class or series of a class of trust units (the “Class Net Asset Value”) are determined daily as of 4:00 p.m., Toronto time, on each business day by the Trust’s valuation agent, which is RBC Investor Services. Throughout this prospectus, unless otherwise indicated, the term “business day” refers to any day on which the NYSE Arca or the TSX is open for trading. In addition, the Manager may calculate the value of the net assets of the Trust, the Class Net Asset Value and the NAV per trust unit at such other times as the Manager deems appropriate. The value of the net assets of the Trust on any such day is equal to the aggregate fair market value of the assets of the Trust as of such date, less an amount equal to the fair value of the liabilities of the Trust (excluding all liabilities represented by outstanding trust units, if any) as of such date. The valuation agent calculates the NAV by dividing the value of the net assets of the class of the Trust represented by the trust units on that day by the total number of trust units of that class then outstanding on such day. The total NAV of the Trust as of June 10, 2025 was U.S.$276,445,449.87.

Redemption of Trust Units for Physical Platinum and Palladium Bullion

Subject to the terms of the Trust Agreement, trust units may be redeemed at the option of a unitholder for physical platinum and palladium bullion in any month, provided the redemption request is for a minimum of 25,000 trust units. Trust units redeemed for physical platinum and palladium bullion will have a redemption value equal to the aggregate value of the NAV per trust unit of the redeemed trust units on the last day of the month on which the NYSE Arca is open for trading in the month during which the redemption request is processed.

Certain expenses will be subtracted from the value of the redeemed trust units and the resulting amount the unitholder will receive (the “Redemption Amount”). The amount of physical platinum and palladium bullion a redeeming unitholder is entitled to receive will be determined by the Manager, who will allocate the Redemption Amount to physical platinum and palladium bullion in direct proportion to the value of physical platinum and palladium bullion held by the Trust at the time of redemption (the “Bullion Redemption Amount”). The quantity of each particular metal delivered to a redeeming unitholder will be dependent on the applicable Bullion Redemption Amount and the sizes of plates and ingots of that metal that are held by the Trust on the redemption date. A redeeming unitholder may not receive physical platinum and palladium bullion in the proportions then held by the Trust and, if the Trust does not have a Good Delivery plate or ingot, as the case may be, of a particular metal in inventory of a value equal to or less than the applicable Bullion Redemption Amount, the redeeming unitholder will not receive any of that metal. Because the Trust’s physical platinum bullion will be stored at the Mint in Canada and the Trust’s physical palladium bullion will be stored at Loomis in London or Zurich, in the event of a redemption, the physical platinum bullion and the physical palladium bullion the redeeming unitholder will receive will be shipped separately. Any Bullion Redemption Amount in excess of the value of the Good Delivery plates or ingots, as the case may be, of the particular metal to be delivered to the redeeming unitholder will be paid in cash, as such excess amount will not be combined with any excess amounts in respect of the other metal for the purpose of delivering additional physical platinum and palladium bullion. A unitholder redeeming trust units for physical platinum and palladium bullion will be responsible for expenses incurred by the Trust in connection with such redemption. These expenses include those associated with the handling of the Bullion Redemption Notice (as defined below), the delivery and transportation of the physical platinum and palladium bullion for trust units that are being redeemed, the applicable fees charged by the Mint or any subcustodian, including but not limited to the applicable platinum and palladium storage redemption fees, repackaging fees and administration charges and applicable taxes.

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Since inception, 22,884,991 trust units have been redeemed for physical platinum and palladium bullion.

A unitholder that owns a sufficient number of trust units who desires to exercise redemption privileges for physical platinum and palladium bullion must do so by instructing his, her or its broker, who must be a direct or indirect participant of CDS Clearing and Depository Services Inc. (“CDS”) or The Depository Trust Company (“DTC”), to withdraw such position with CDS or DTC, as applicable, and to deliver to the transfer agent on behalf of the unitholder a written notice (the “Bullion Redemption Notice”), of the unitholder’s intention to redeem trust units for physical platinum and palladium bullion (the registrar and transfer agent of the Trust is permitted to directly accept redemption requests. See “Exemptions and Approvals”). If a unitholder desires to redeem trust units for bullion, and such unitholder holds his, her or its trust units through the direct registration system (“DRS”), the holder first has to request and then receive a trust unit certificate before engaging in the redemption process. A Bullion Redemption Notice must be received by the Trust’s transfer agent no later than 4:00 p.m., Toronto time, on the 15th day of the month in which the Bullion Redemption Notice will be processed or, if such day is not a business day, then on the immediately following day that is a business day. Any Bullion Redemption Notice received after such time will be processed in the next month. Any Bullion Redemption Notice must include a valid signature guarantee to be deemed valid by the Trust. If the Trust’s transfer agent and the Manager determine that the Bullion Redemption Notice complies with all applicable requirements, it will provide a notice to such redeeming unitholder’s broker confirming that such redemption notice was received and determined to be complete. If the Bullion Redemption Notice is determined to have complied with the applicable requirements, the Manager will determine on the last business day of the applicable month the amount of physical platinum and palladium bullion and the amount of cash that will be delivered to the redeeming unitholder.

Physical platinum and palladium bullion received by a unitholder as a result of a redemption of trust units will be transported by armoured transportation service carrier pursuant to instructions provided by the unitholder to the Manager, provided that those instructions are acceptable to the armoured transportation service carrier. Physical platinum and palladium bullion transported to an institution located in North America authorized to accept and hold Good Delivery plates and ingots will likely retain its Good Delivery status while in the custody of such institution. Physical platinum and palladium bullion transported pursuant to a unitholder’s delivery instructions to a destination other than an institution located in North America authorized to accept and hold Good Delivery plates and ingots will no longer be deemed Good Delivery once received by the unitholder. The armoured transportation service carrier will receive physical platinum and palladium bullion in connection with a redemption of trust units approximately 21 business days after the end of the month in which the redemption notice is processed.

Redemption of Trust Units for Cash

Subject to the terms of the Trust Agreement, unitholders whose trust units are redeemed for cash will be entitled to receive a redemption price per trust unit equal to 95% of the lesser of: (i) the volume-weighted average trading price of the trust units traded on the NYSE Arca or, if trading has been suspended on the NYSE Arca, the volume-weighted average trading price of the trust units traded on the TSX, for the last five days on which the respective exchange is open for trading for the month in which the redemption request is processed; and (ii) the NAV of the redeemed trust units, as of 4:00 p.m., Toronto time, on the last day of such month on which the NYSE Arca is open for trading. The redemption price is permitted to be less than 100% of the NAV per trust unit. See “Exemptions and Approvals”. Cash redemption proceeds will be transferred to a redeeming unitholder approximately three business days after the end of the month in which such redemption request is processed by the Trust.

Since inception, 12,928 trust units have been redeemed for cash.

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To redeem trust units for cash, a unitholder must deliver a notice to redeem trust units for cash (the “Cash Redemption Notice”) to the Trust’s transfer agent (the registrar and transfer agent of the Trust is permitted to accept redemption requests. If a unitholder desires to redeem trust units for cash, and such unitholder holds his, her or its trust units through DRS, the holder first has to request and then receive a trust unit certificate before engaging in the redemption process. See “Exemptions and Approvals”) or, if applicable, instruct the unitholder’s broker to deliver a Cash Redemption Notice to the Trust’s transfer agent. A Cash Redemption Notice must be received by the Trust’s transfer agent no later than 4:00 p.m., Toronto time, on the 15th day of the month in which the Cash Redemption Notice will be processed or, if such day is not a business day, then on the immediately following day that is a business day. Any Cash Redemption Notice received after such time will be processed in the next month. Any Cash Redemption Notice must include a valid signature guarantee to be deemed valid by the Trust.

Investment and Operating Restrictions

In making investments on behalf of the Trust, the Manager is subject to certain investment and operating restrictions (the “Investment and Operating Restrictions”), which are set out in the Trust Agreement. The Investment and Operating Restrictions may not be changed without the prior approval of unitholders by way of an extraordinary resolution, which must be approved, in person or by proxy, by unitholders holding trust units representing in aggregate not less than 66 2/3% of the value of the net assets of the Trust as determined in accordance with the Trust Agreement, at a duly constituted meeting of unitholders, or at any adjournment thereof, called and held in accordance with the Trust Agreement, or a written resolution signed by unitholders holding trust units representing in aggregate not less than 66 2/3% of the value of the net assets of the Trust as determined in accordance with the Trust Agreement, unless such change or changes are necessary to ensure compliance with applicable laws, regulations or other requirements imposed from time to time by applicable securities regulatory authorities.

The Investment and Operating Restrictions provide that the Trust:

(a)	will invest in and hold a minimum of 90% of the total net assets of the Trust in physical platinum and palladium bullion conforming to the Good Delivery Standards (as defined below) of the LPPM plate or ingot form and hold no more than 10% of the total net assets of the Trust, at the discretion of the Manager, in physical platinum and palladium bullion (in Good Delivery plate or ingot form or otherwise), debt obligations of or guaranteed by the Government of Canada or a province of Canada or by the Government of the United States or a state thereof, short-term commercial paper obligations of a corporation or other person whose short-term commercial paper is rated R-1 (or its equivalent, or higher) by DBRS Limited or its successors or assigns or F-1 (or its equivalent, or higher) by Fitch Ratings or its successors or assigns or A-1 (or its equivalent, or higher) by Standard & Poor’s or its successors or assigns or P-1 (or its equivalent, or higher) by Moody’s Investor Service or its successors or assigns, interest-bearing accounts and short-term certificates of deposit issued or guaranteed by a Canadian chartered bank or trust company, money market mutual funds, short-term government debt or short-term investment grade corporate debt, or other short-term debt obligations approved by the Manager from time to time (for the purpose of this paragraph, the term “short-term” means having a date of maturity or call for payment not more than 182 days from the date on which the investment is made), except during the 60-day period following the closing of additional offerings or prior to the distribution of the assets of the Trust. “Good Delivery Standards” means the specifications for weight, dimensions, fineness (or purity), identifying marks and appearance, being a minimum fineness (or purity) of 99.95% weighing between 32.151 and 192.904 troy ounces as set forth in “The Good Delivery Rules for Platinum and Palladium Plates and Ingots” published by the LPPM. The Trust is permitted to invest up to 100% of its net assets, taken at market value at the time of purchase, in physical platinum and palladium bullion. See “Exemptions and Approvals”;

(b)	will not invest in platinum or palladium certificates, futures or other financial instruments that represent platinum or palladium or that may be exchanged for platinum or palladium;

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(c)	will store all physical platinum and palladium bullion owned by the Trust at the Mint and/or a sub- custodian of the Mint on a fully allocated basis, provided that physical platinum and palladium bullion held in Good Delivery plate or ingot form may be stored with a custodian or a sub-custodian, as the case may be, only if the physical platinum and palladium bullion will remain Good Delivery while with that custodian or sub-custodian;

(d)	will not hold any “taxable Canadian property” within the meaning of the Tax Act;

(e)	will not purchase, sell or hold derivatives;

(f)	will not issue trust units except: (i) if the net proceeds per trust unit to be received by the Trust are not less than 100% of the most recently calculated NAV per trust unit prior to, or upon, the determination of the pricing of such issuance; or (ii) by way of trust unit distribution in connection with an income distribution;

(g)	will ensure that no part of the stored physical platinum and palladium bullion may be delivered out of safekeeping by the Mint (except to an authorized sub-custodian thereof) or, if the physical platinum and palladium bullion is held by another custodian, that custodian, without receipt of an instruction from the Manager in the form specified by the Mint or such custodian indicating the purpose of the delivery and giving direction with respect to the specific amount;

(h)	will ensure that no director or officer of the Manager or the GP, or representative of the Trust or the Manager will be authorized to enter into the physical platinum and palladium bullion storage vaults without being accompanied by at least one representative of the Mint or its authorized sub-custodian or, if the physical platinum and palladium bullion is held by another custodian, that custodian, as the case may be;

(i)	will ensure that the physical platinum and palladium bullion remains unencumbered;

(j)	will ensure that the physical platinum and palladium bullion is subject to a physical count by a representative of the Manager periodically on a spot-inspection basis as well as subject to audit procedures by the Trust’s independent public accountants on at least an annual basis;

(k)	will not guarantee the securities or obligations of any person other than the Manager, and then only in respect of the activities of the Trust;

(l)	in connection with requirements of the Tax Act, will not make or hold any investment that would result in the Trust failing to qualify as a “mutual fund trust” within the meaning of the Tax Act;

(m)	in connection with requirements of the Tax Act, will not invest in any security that would be a “tax shelter investment” within the meaning of section 143.2 of the Tax Act;

(n)	in connection with requirements of the Tax Act, will not invest in the securities of any non-resident corporation, trust or other non-resident entity (or of any partnership that holds such securities) if the Trust (or the partnership) would be required to include any significant amount in income under sections 94, 94.1 or 94.2 of the Tax Act;

(o)	in connection with requirements of the Tax Act, will not invest in any security of an issuer that would be a foreign affiliate of the Trust for purposes of the Tax Act; and

(p)	in connection with requirements of the Tax Act, will not carry on any business and make or hold any investments that would result in the Trust itself being subject to the tax for specified investment flow-through (“SIFT”) trusts as provided for in section 122 of the Tax Act.

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Termination of the Trust

The Trust does not have a fixed termination date but will be terminated in the event there are no trust units outstanding, the Trustee resigns or is removed and no successor trustee is appointed by the Manager by the time the resignation or removal becomes effective, the Manager resigns and no successor manager is appointed by the Manager and approved by unitholders by the time the resignation becomes effective, the Manager is, in the opinion of the Trustee, in material default of its obligations under the Trust Agreement and such default continues for 120 days from the date the Manager receives notice of such default from the Trustee and no successor manager has been appointed by the unitholders, the Manager experiences certain insolvency events or the assets of the Manager become subject to seizure or confiscation by any public or governmental authority. In addition, the Manager may, in its discretion, at any time terminate and dissolve the Trust, without unitholder approval, if, in the opinion of the Manager, after consulting with the independent review committee, the value of the net assets of the Trust has been reduced such that it is no longer economically feasible to continue the Trust and it would be in the best interests of the unitholders to terminate the Trust, by giving the Trustee and each holder of trust units at the time not less than 60 days and not more than 90 days written notice prior to the effective date of the termination of the Trust. To the extent such termination in the discretion of the Manager may involve a matter that would be a “conflict of interest” matter as set forth under applicable Canadian securities legislation, the matter will be referred by the Manager to the independent review committee for its recommendation. In connection with the termination of the Trust, the Trust will, to the extent possible, convert its assets into cash and, after paying or making adequate provision for all of the Trust’s liabilities, distribute the net assets of the Trust to unitholders, on a pro rata basis, as soon as practicable after the termination date.

FEES AND EXPENSES

This table lists the fees and expenses that the Trust pays for the continued operation of its business and that unitholders may have to pay if they invest in the Trust. Payment of these fees and expenses will reduce the value of the unitholders’ investment in the Trust. The unitholders will have to pay fees and expenses directly if they redeem their trust units for physical platinum and palladium bullion.

Fees and Expenses Payable by the Trust

Type of Fee	Amount and Description
Management Fee:	The Trust pays the Manager a monthly management fee equal to 1/12 of 0.50% of the value of net assets of the Trust (determined in accordance with the Trust Agreement), plus any applicable Canadian taxes (such as harmonized sales tax (“HST”)). The management fee is calculated and accrued daily and payable monthly in arrears on the last day of each month.
Operating Expenses:	Except as otherwise described, the Trust is responsible for all costs and expenses incurred in connection with the ongoing operation and administration of the Trust including, but not limited to: the management fee described above and any expenses incurred by the Manager on behalf of the Trust; the fees and expenses payable to and incurred by RBC Investor Services as trustee, valuation agent and the custodian for assets other than physical platinum and palladium bullion, the Mint and any sub-custodians, an investment manager, if any, and Equity Financial Trust Company, as registrar and transfer agent of the Trust; transaction and handling costs for physical platinum and palladium bullion; custodian settlement fees; legal, audit, accounting and record-keeping fees and expenses; costs and expenses of reporting to unitholders and conducting unitholder meetings; printing and mailing costs; filing and listing fees payable to applicable securities regulatory authorities and stock exchanges; other administrative expenses and costs incurred in connection with the Trust’s continuous disclosure public filing requirements and investor relations; any applicable Canadian taxes payable by the Trust or to which the Trust may be subject (including, without limitation, any HST or goods and services tax (“GST”) and any provincial sales tax including Quebec sales tax (“PST”) payable on the importation, delivery, and transportation by the Trust of physical bullion to a location in Canada where such importation, delivery and transportation does not occur as a result of a redemption of trust units for physical bullion); interest expenses and borrowing costs, if any; brokerage expenses and commissions; costs and expenses relating to the issuance of trust units; costs and expenses of preparing financial and other reports; any expenses associated with the implementation and ongoing operation of the independent review committee of the Trust; costs and expenses arising as a result of complying with all applicable laws; and any expenditures incurred upon the termination of the Trust.

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Type of Fee	Amount and Description
Other Fees and Expenses:	The Trust is responsible for the fees and expenses of any action, suit or other proceedings in which, or in relation to which, the Trustee, the Manager, the Mint, RBC Investor Services as custodian of assets other than physical platinum and palladium bullion, any sub-custodians, the registrar and transfer agent, the valuation agent or the underwriters for its offerings and any of their respective officers, directors, employees, consultants or agents is entitled to indemnity by the Trust.

The Trust will retain cash from the net proceeds of each of its offerings of trust units in an amount not exceeding 3% of the net proceeds of each such offering, which has been added to its available funds to be used for its ongoing expenses and cash redemptions. From time to time, the Trust will sell physical platinum and palladium bullion to replenish this cash reserve. The Trust will sell such physical platinum and palladium bullion in proportion to its physical holdings of physical platinum and palladium bullion (to the extent practicable) in order to pay expenses or satisfy redemption requests. There is no limit on the total amount of physical platinum and palladium bullion that the Trust may sell in order to pay expenses. Under the Investment and Operating Restrictions, the Trust may hold up to 10% of its total net assets in cash or other specified investments. However, the Manager intends that the cash reserve will not exceed 3% of the value of the NAV at any time.

Fees and Expenses Payable Directly by Unitholders

Type of Fee	Amount and Description
Redemption and Delivery Costs:	Except as set forth below, there are no redemption fees payable upon the redemption of trust units for cash. However, subject to satisfying the minimum redemption amount of 25,000 trust units, a unitholder redeeming trust units for physical platinum and palladium bullion will be responsible for expenses incurred by the Trust in connection with such redemption. These expenses include expenses associated with the handling of the Bullion Redemption Notice, the delivery and transportation of physical platinum and palladium bullion for trust units that are being redeemed, the applicable platinum and palladium storage redemption fees, and applicable taxes including, without limitation, any HST or GST and any PST associated with the importation, delivery, and transportation of physical bullion to a location in Canada (including any PST applicable to physical bullion being brought by or on behalf of such redeeming unitholder into any province which imposes PST on such bullion). For greater certainty, the Trust will not be responsible for HST or GST or any PST incurred by a redeeming unitholder on the importation or delivery and transportation of platinum or palladium to a location in Canada. Currently, the delivery fee per ounce of physical platinum and palladium bullion is $0.50 and $5.00, respectively, though these fees are subject to change in accordance with the Storage Agreements. The redemption fee per plate or ingot of physical platinum bullion is, at the Mint’s discretion, up to a maximum of 1% of the value of the physical platinum bullion as calculated by the Mint using the P.M. price of platinum as published by the LBMA on the day of redemption, plus a $250.00 administrative fee; and the redemption fee per bar, small bar or coin of physical palladium bullion is, at the Mint’s discretion, up to a maximum of 1% of the value of the physical palladium bullion as calculated by the Mint using the P.M. price of palladium as published by the LBMA on the day of redemption, plus a $250 administration fee.
Other Fees and Expenses:	No other charges apply. If applicable, the unitholder may be subject to brokerage commissions or other fees associated with trading the trust units.

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RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included and incorporated by reference herein, including but not limited to the AIF, the Annual Financial Statements, the Annual MRFP, the Interim Financial Statements and the Interim MRFP. See “Documents Incorporated by Reference”.

The Canada Revenue Agency (“CRA”) tax treatment of realized gains and losses.

The CRA has expressed the opinion that gains (or losses) resulting from certain transactions in commodities should generally be treated for purposes of the Tax Act as being derived from an adventure in the nature in trade, so that, subject to the particular facts, such transactions give rise to ordinary income rather than capital gains. As the Manager intends for the Trust to be a long-term holder of physical platinum and palladium bullion and does not anticipate that the Trust will sell its physical platinum and palladium bullion (otherwise than where necessary to fund expenses of the Trust), the Manager anticipates that the Trust generally will treat gains (or losses) as a result of dispositions of physical platinum and palladium bullion as capital gains (or capital losses). If any transactions of the Trust are reported by it on capital account but are subsequently determined by the CRA to be on income account, there may be an increase in the net income of the Trust for tax purposes and the taxable component of any amounts distributed to unitholders, with the result that Canadian-resident unitholders could be reassessed by the CRA to increase their taxable income by the amount of such increase, and non-resident unitholders potentially could be assessed directly by the CRA for Canadian withholding tax on the amount of net gains on such transactions that were treated by the CRA as having been distributed to them. The CRA can assess the Trust for a failure of the Trust to withhold tax on distributions made by it to non-resident unitholders that are subject to withholding tax, and typically would do so rather than assessing the non-resident unitholders directly. Accordingly, any such re-determination by the CRA may result in the Trust being liable for unremitted withholding taxes on prior distributions made to unitholders who were not resident in Canada for the purposes of the Tax Act at the time of the distribution.

If the Trust experiences a “loss restriction event” it could result in unintended tax consequences for unitholders.

The Tax Act contains loss restriction rules that could result in unintended tax consequences for unitholders, including an unscheduled allocation of income or capital gains that must be included in a unitholder’s income for Canadian income tax purposes. If the Trust experiences a “loss restriction event”, it will: (i) be deemed to have a year-end for Canadian tax purposes whether or not the Trust has losses (which would trigger an allocation of the Trust’s net income and net realized capital gains to unitholders to ensure that the Trust itself is not subject to tax on such amounts); and (ii) the Trust will become subject to the Canadian loss restriction rules that generally apply to corporations, including a deemed realization of any unrealized capital losses and disallowance of its ability to carry forward capital losses. Generally, the Trust will be subject to a loss restriction event if a person becomes a “majority-interest beneficiary”, or a group of persons becomes a “majority-interest group of beneficiaries”, of the Trust, as those terms are defined in the affiliated persons rules contained in the Tax Act, with certain modifications. Generally, a majority-interest beneficiary of a Trust is a beneficiary in the income or capital, as the case may be, of the Trust who, together with the beneficial interests of persons and partnerships with whom the beneficiary is affiliated, has a fair market value that is greater than 50% of the fair market value of all the interests in the income or capital, as the case may be, of the Trust. A loss restriction event could occur because a particular unitholder or an affiliate acquires trust units. Unitholders should consult their own tax advisors regarding the tax consequences of a distribution to unitholders.

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Global events outside of the Trust’s control may adversely affect the Trust’s business, financial condition and results of operations.

The Trust cautions that global events outside the Trust’s control may have a significant negative effect on the Trust and may negatively impact the Trust’s business, financial condition and results of operations, including the ability of the Trust to provide services. The success of the Trust’s activities may be affected by general market conditions, the outbreak of pandemics or contagious diseases, armed conflict, flooding and other natural disasters, interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, global disruptions to information technology systems and national and international political circumstances, including, but not limited to, evolving global trade policies and the imposition of tariffs. Examples of recent global events include the COVID-19 pandemic, Russia’s invasion of Ukraine, the Israel-Hamas war, the conflict between Israel and Iran and the CrowdStrike outage. In addition, unexpected volatility or illiquidity could have a significant negative effect on the Trust. These as well as other global or macroeconomic events may also result in market uncertainty, which could have a material adverse impact on taxation, liquidity of units and other unitholder rights generally.

The Trust’s reliance on third-party service providers and key information technology systems could have an adverse effect on its business.

The Trust depends on key information technology systems to accurately and efficiently transact its business, provide information to management and prepare financial reports. It relies on third-party providers for various networking, application hosting and related business process services that support its key information systems, as well as those that collect, maintain and process data about customers, employees, business partners and others, including information about individuals, as well as proprietary information belonging to its business such as trade secrets. The Trust’s business activities may be materially disrupted in the event of a partial or complete failure of any of these systems, or those of its third-party providers, which could result from, among other things, natural disasters, war, terrorism or other hostile acts, software malfunctions, equipment or telecommunications failures, processing errors, computer viruses, ransomware, phishing, hackers, other security issues or supplier defaults, increased bandwidth requirements or other events beyond its control. For example, the recent global CrowdStrike outage resulted in prolonged interruptions to the availability and functionality of Microsoft applications, which the Trust and its third-party providers rely upon to perform a number of operations. In addition, cyberattacks are expected to accelerate on a global basis in frequency and magnitude as threat actors are becoming increasingly sophisticated in using techniques and tools - including artificial intelligence - that circumvent security controls, evade detection and remove forensic evidence. As a result, the Trust may be unable to detect, investigate, remediate or recover from future attacks or incidents, or to avoid a material adverse impact to its business.

Any damage, significant disruption or breach of the Trust’s third-party providers’ information technology systems, preventing them to perform as expected, could potentially lead to improper use of its information technology systems, unauthorized access, use, disclosure, loss, modification or destruction of confidential information, information about its customers, employees and other individuals and operational disruptions. In addition, a cyber-related attack or other system disruption could result in other negative consequences, including damage to the Trust’s reputation or competitiveness, costly and time-consuming remediation or increased protection actions, compliance and regulatory costs, fines, and penalties, litigation (including class actions) or regulatory action. The Trust’s security measures, backup and disaster recovery capabilities, business continuity plans and crisis management procedures may not be adequate or implemented properly to avoid such disruptions or failures. The Trust cannot guarantee that any costs and liabilities incurred in relation to an attack or incident will be covered by its existing insurance policies or that applicable insurance will be available to it in the future on economically reasonable terms or at all.

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Large purchases of physical platinum or palladium bullion by the Trust in connection with an offering may temporarily affect the price of that metal.

Depending on the size of an offering, the amount of platinum and palladium that the Trust will purchase in connection with an offering may be significant on a short-term basis and such purchase may have the effect of temporarily increasing the spot price of platinum or palladium bullion. In the event that the purchase of physical platinum or palladium bullion by the Trust in connection with an offering temporarily increases the spot price of platinum or palladium bullion, as the case may be, the Trust will be able to purchase a smaller amount of such bullion with the proceeds of an offering than otherwise, and if the spot price of physical platinum or palladium bullion decreases after the purchase of physical platinum or palladium bullion by the Trust, such decrease would decrease the NAV of the Trust.

A delay in the purchase by the Trust of physical platinum and palladium bullion with the net proceeds of an offering may result in the Trust purchasing less physical platinum and palladium bullion than it could have purchased earlier.

The Trust intends to purchase physical platinum and palladium bullion with the net proceeds of an offering as described in this prospectus as soon as practicable. The Trust may not be able to purchase immediately all of the required physical platinum and palladium bullion and, depending on the size of an offering and other factors outside the control of the Trust, such as the amount of physical platinum and palladium bullion available for purchase, the Manager estimates that it may take up to 20 business days to purchase all of the physical platinum and palladium bullion the Trust will purchase in connection with an offering. If physical platinum and palladium bullion prices increase between the time of completion of an offering and the time the Trust completes its purchases of such bullion, whether or not caused by the Trust’s acquisition of such bullion, the amount of physical platinum and palladium bullion the Trust will be able to purchase will be less than it would have been able to purchase had it been able to complete its purchases of the required physical platinum and palladium bullion immediately. In either of these circumstances, the quantity of physical platinum and palladium bullion purchased per trust unit will be reduced, which will have a negative effect on the value of the trust units.

If there is a loss, damage or destruction of the Trust’s physical platinum and palladium bullion in the custody of the Mint and the Manager, on behalf of the Trust, does not give timely notice, all claims against the Mint will be deemed waived.

In the event that either party to the Storage Agreements discovers loss, damage or destruction of the Trust’s physical platinum or palladium bullion in the Mint’s custody, care and control, such party must give written notice to the other party within five Mint business days, in the case of the Manager’s notice, and one Mint business day, in the case of the Mint’s notice, after its discovery of any such loss, damage or destruction, but, in the event that the Manager receives a written notice from the Mint in which a discrepancy in the quantity of physical platinum and palladium bullion first appears, it shall give the Mint a notice of loss no later than 60 days following receipt of said written statement. Should the Manager, for and on behalf of the Trust, either fail to give a notice of loss with respect to a loss, damage or destruction of physical platinum and palladium bullion or fail to bring an action, suit or proceeding within 12 months from the discovery of a loss, damage or destruction, notwithstanding that a notice of loss has been given, all claims with respect to such loss, damage or destruction shall be deemed to be waived and no action, suit or other proceeding can be brought against the Mint. The loss of the right to make a claim or of the ability to bring an action, suit or other proceeding against the Mint may mean that any such loss will be non-recoverable, which will have an adverse effect on the value of the net assets of the Trust and the NAV.

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Canadian registered plans that redeem their trust units for physical platinum and palladium bullion may be subject to adverse consequences.

Physical platinum and palladium bullion received by deferred profit sharing plan, tax-free savings account, first home savings account, registered disability savings plan, registered education savings plan, registered retirement savings plan and registered retirement income fund that is a resident of Canada on a redemption of trust units for physical platinum and palladium bullion will not be a qualified investment for such plan. Accordingly, such plans (and in the case of certain plans, the annuitants or beneficiaries thereunder or holders thereof) may be subject to adverse Canadian tax consequences.

The trading price of the trust units could potentially be more volatile relative to NAV.

The trading price of the trust units may become more volatile relative to NAV and could be impacted by various factors which may be unrelated or disproportionate to the price of physical platinum and palladium bullion, including market trends and the sentiment of investors toward physical platinum and palladium bullion.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the net proceeds that the Trust will receive from the issue of its trust units will be used to acquire physical platinum and palladium bullion in accordance with the Trust’s objective and subject to the Trust’s investment and operating restrictions described herein. See “Sprott Physical Platinum and Palladium Trust — Business of the Trust — Investment Objectives of the Trust” and “Investment and Operating Restrictions”.

CAPITALIZATION

There have been no material changes in the Trust’s capitalization since the date of the Interim Financial Statements, being the most recently filed financial statements of the Trust, other than: (i) as a result of changes in the price of platinum and palladium; and (ii) as described under the heading “Prior Sales”. On June 10, 2025, the total NAV of the Trust and the NAV per unit of the Trust were U.S.$276,445,449.87 and U.S.$11.2622, respectively, and there were a total of 24,546,336 units of the Trust issued and outstanding.

DESCRIPTION OF THE TRUST UNITS

The Trust is authorized to issue an unlimited number of trust units in one or more classes and series of a class. Currently, the Trust has issued only one class or series of trust units, which are the class of trust units that will be qualified by this prospectus. Each trust unit of a class or series of a class represents an undivided ownership interest in the net assets of the Trust attributable to that class or series of a class of trust units. Trust units are transferable and redeemable at the option of the unitholder in accordance with the provisions set forth in the Trust Agreement. All trust units of the same class or series of a class have equal rights and privileges with respect to all matters, including voting, receipt of distributions from the Trust, liquidation and other events in connection with the Trust. Trust units and fractions thereof are issued only as fully paid and non-assessable. Trust units have no preference, conversion, exchange or pre-emptive rights. Each whole trust unit of a particular class or series of a class entitles the holder thereof to a vote at meetings of unitholders where all classes vote together, or to a vote at meetings of unitholders where that particular class or series of a class of unitholders votes separately as a class.

The Trust may not issue trust units except (i) if the net proceeds per trust unit to be received by the Trust are not less than 100% of the most recently calculated NAV per trust unit immediately prior to, or upon, the determination of the pricing of such issuance or (ii) by way of trust unit distribution in connection with an income distribution.

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PRIOR SALES

The following table summarizes the trust units that have been issued from treasury during the 12-month period before the date of this prospectus, all of which have been issued pursuant to the sales agreement.

Date	Price Per Trust Unit (U.S.$)	Number of Trust Units Issued
June 12, 2024	9.4783	85,000
June 12, 2024	9.5108	32,800
June 14, 2024	9.3644	13,537
June 14, 2024	12.8917	16,300
June 17, 2024	9.4279	50,142
June 20, 2024	9.5889	50,000
June 20, 2024	9.6199	89,800
June 21, 2024	9.8263	97,000
June 21, 2024	9.8389	247,300
June 24, 2024	9.8915	26,600
June 28, 2024	9.8624	7,500
June 28, 2024	9.8324	18,303
July 2, 2024	9.9821	47,616
July 3, 2024	10.2081	13,100
July 23, 2024	9.4305	39,000
July 24, 2024	9.5439	19,400
July 29, 2024	9.3501	15,800
July 31, 2024	9.5023	50,000
July 31, 2024	9.4966	72,100
August 7, 2024	9.0553	20,427
August 8, 2024	9.1457	50,000
August 8, 2024	9.1631	4,000
August 15, 2024	9.4114	13,100
August 21, 2024	9.5180	13,053
August 23, 2024	9.5440	40,500
August 29, 2024	9.5296	42,500
September 11, 2024	9.7404	50,000
September 11, 2024	9.7364	37,100
September 12, 2024	9.9896	47,500
September 12, 2024	9.9881	33,200
September 19, 2024	10.3025	10,000
September 24, 2024	10.1544	66,800
October 2, 2024	10.1153	24,542
October 10, 2024	10.1203	53,600
October 10, 2024	10.1339	100,000
October 17, 2024	10.2126	16,600

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Date	Price Per Trust Unit (U.S.$)	Number of Trust Units Issued
October 18, 2024	10.3610	192,260
October 18, 2024	10.3561	103,900
October 22, 2024	10.4714	205,000
October 22, 2024	10.4781	87,600
October 24, 2024	10.6601	660,939
October 24, 2024	10.6527	171,100
October 28, 2024	11.1735	160,000
October 28, 2024	11.1834	16,200
October 29, 2024	11.3106	174,521
October 29, 2024	11.2906	12,200
November 1, 2024	10.6659	13,887
November 5, 2024	10.4069	60,054
November 14, 2024	9.4736	65,849
November 14, 2024	9.4796	105,100
November 15, 2024	9.5317	70,422
November 15, 2024	9.5339	155,800
November 18, 2024	9.7223	233,318
November 18, 2024	9.7233	438,600
November 26, 2024	9.6082	11,700
November 27, 2024	9.6195	9,786
November 28, 2024	9.7312	26,900
November 29, 2024	9.6425	46,674
November 29, 2024	9.6496	4,900
December 9, 2024	9.5555	50,800
December 9, 2024	9.5648	25,000
January 30, 2025	9.6250	12,500
January 30, 2025	9.5718	18,100
February 10, 2025	9.7585	4,000
February 13, 2025	9.9021	28,833
February 18, 2025	9.8272	129,428
February 18, 2025	9.8244	68,800
February 20, 2025	9.8002	129,654
February 20, 2025	9.8027	10,200
March 3, 2025	9.5030	75,838
March 3, 2025	9.4979	84,000
March 4, 2025	9.5000	36,505
March 6, 2025	9.6026	7,379
March 6, 2025	9.6112	10,200
March 7, 2025	9.6055	27,500

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Date	Price Per Trust Unit (U.S.$)	Number of Trust Units Issued
March 7, 2025	9.5850	103,600
March 10, 2025	9.5900	36,400
March 11, 2025	9.5551	54,194
March 11, 2025	9.5490	100,000
March 17, 2025	9.8432	31,725
March 25, 2025	9.6905	24,345
March 25, 2025	9.7019	10,000
March 27, 2025	9.7560	101,057
March 27, 2025	9.7652	31,400
March 31, 2025	9.8146	56,880
March 31, 2025	9.8013	202,000
April 9, 2025	9.1668	63,300
April 11, 2025	9.2704	69,057
April 14, 2025	9.4275	195,000
April 14, 2025	9.4281	146,500
April 15, 2025	9.5400	13,100
April 15, 2025	9.5180	148,000
April 23, 2025	9.4546	47,731
April 23, 2025	9.4397	30,600
April 28, 2025	9.6144	29,100
May 6, 2025	9.6154	220,000
May 6, 2025	9.6196	102,800
May 15, 2025	9.6814	16,755
May 19, 2025	9.7623	50,000
May 20, 2025	10.0378	350,000
May 20, 2025	9.9939	195,200
May 21, 2025	10.4085	196,000
May 21, 2025	10.4340	37,200
May 26, 2025	10.4200	20,000
May 29, 2025	10.2251	63,500
May 29, 2025	10.2208	225,000
June 2, 2025	10.3045	302,000
June 2, 2025	10.3064	164,800
June 3, 2025	10.3283	240,000
June 3, 2025	10.3351	300,000
June 4, 2025	10.4059	24,386
June 5, 2025	10.6411	582,000
June 5, 2025	10.6460	316,500
June 6, 2025	10.8791	255,100
June 6, 2025	10.8959	427,500

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MARKET PRICE OF TRUST UNITS

The trust units are traded on the NYSE Arca under the symbol “SPPP” and on the TSX under the symbols “SPPP” (Canadian dollar denominated) and “SPPP.U” (U.S. dollar denominated). The following table sets forth the high and low prices and monthly average trading volume for the trust units on the TSX (as reported by the TSX) and the NYSE Arca (as reported by the NYSE Arca) for each month during the 12-month period before the date of this prospectus.

Calendar Period	NYSE ARCA			TSX
	SPPP			SPPP.U			SPPP
	High ($)	Low ($)	Average Volume	High (U.S.$)	Low (U.S.$)	Average Volume	High (Cdn$)	Low (Cdn$)	Average Volume
June 2024	10.04	9.27	49,915	9.95	9.36	302	13.60	12.75	19,058
July 2024	10.23	9.03	29,168	10.20	9.15	3,525	13.95	12.66	6,991
August 2024	9.68	8.70	20,200	9.64	8.86	207	13.08	12.11	4,766
September 2024	10.32	9.05	26,989	10.19	9.08	244	14.02	12.28	7,229
October 2024	11.39	9.77	98,064	11.37	9.89	1,038	15.82	13.24	19,582
November 2024	10.68	9.37	83,602	10.53	9.45	548	14.82	13.16	16,165
December 2024	9.66	8.84	42,453	9.57	8.87	1,671	13.68	12.68	7,221
January 2025	9.83	8.96	24,758	9.80	8.87	138	14.22	12.92	5,350
February 2025	9.92	9.26	80,695	9.87	9.37	1,191	14.31	13.37	14,333
March 2025	9.94	9.34	55,542	9.77	9.35	2,900	14.30	13.55	16,096
April 2025	9.94	8.92	85,459	9.77	9.24	905	14.29	12.68	24,476
May 2025	10.45	9.38	64,491	10.40	9.42	1,019	14.45	12.95	21,233
June 1-10, 2025	11.45	10.23	248,56	11.36	10.12	217	15.66	14.00	76,873

PLAN OF DISTRIBUTION

The Trust may sell the trust units to or through underwriters or dealers purchasing as principals to one or more purchasers directly, or through agents designated from time to time by the Manager on behalf of the Trust. Subject to the provisions of the Trust Agreement pursuant to which the Trust is governed, the trust units may be sold at fixed prices or non-fixed prices, such as prices determined by reference to the prevailing market price of the trust units at the time of sale or at prices to be negotiated with purchasers, which prices may vary between purchasers and during the period of distribution of the trust units. The prospectus supplement for any of the trust units being offered thereby will set forth the terms of the offering of such trust units, including the name or names of underwriters, dealers or agents, any underwriting discounts and other items constituting underwriters’ compensation, any public offering price (or the manner of determination thereof if offered on a non-fixed price basis, including sales in transactions that are deemed to be “at-the-market” distributions as defined in NI 44-102) and any discounts or concessions allowed or paid to dealers or agents. Only underwriters so named in the relevant prospectus supplement will be deemed to be underwriters in connection with the trust units offered thereby.

In accordance with paragraph 9.3(2) of NI 81-102, the issue price of the trust units will not (a) as far as reasonably practicable, be a price that causes dilution of the NAV of the Trust’s other outstanding securities at the time of issue and (b) be a price that is less than the most recently calculated NAV per trust unit. Accordingly, the trust units sold pursuant to the offering will not be sold at an issue price that is less than 100% of the most recently calculated NAV per trust unit immediately prior to, or upon, the determination of the pricing of such issuance.

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If underwriters are used in connection with an offering, other than an “at-the-market” distribution, the trust units will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such trust units will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the trust units offered by the prospectus supplement if any of such trust units are purchased. Any public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

In connection with an offering, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions intended to fix or stabilize the market price of the trust units at a level above that which might otherwise prevail in the open market. An over-allotment, if any, involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may cause the price of the trust units sold in an offering to be higher than they would otherwise be. The size of the over-allotment, if any, is not known at this time. Such transactions, if commenced, may be discontinued at any time.

No underwriter or dealer involved in an “at-the-market” distribution, no affiliate of such underwriter or dealer, and no person or company acting jointly or in concert with such underwriter or dealer, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the trust units or securities of the same class as the trust units distributed under the “at-the-market” prospectus, including selling an aggregate number or principal amount of trust units that would result in the underwriter or dealer creating an over-allocation position in the trust units.

The trust units may also be sold directly by the Trust at such prices and upon such terms as are agreed to by the Manager, on behalf of the Trust, and the purchaser or through agents designated by the Manager on behalf of the Trust from time to time. Any agent involved in the offering and sale of the trust units in respect of which this prospectus is delivered will be named, and any commissions payable by the Trust to such agent will be set forth, in a prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent would be acting on a best-efforts basis for the period of its appointment.

Underwriters, dealers and agents who participate in the distribution of the trust units may be entitled, under agreements to be entered into with the Trust, to indemnification by the Trust against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

MATERIAL TAX CONSIDERATIONS

The accompanying prospectus supplement will describe certain Canadian federal income tax consequences applicable to the acquisition, holding and disposition of trust units by a unitholder who is a resident of Canada or a non-resident of Canada. The applicable prospectus supplement will also describe certain U.S. federal income tax consequences of the ownership and disposition of trust units offered thereunder by a U.S. person (within the meaning of the U.S. Internal Revenue Code). Prospective unitholders should consult their own tax advisors prior to deciding to purchase any trust units.

CERTAIN ERISA AND BENEFIT PLAN CONSIDERATIONS

The following disclosure is a summary of certain aspects of laws and regulations applicable to retirement plan investments as in existence on the date hereof, all of which are subject to change. This summary is general in nature and does not address every issue that may be applicable to the trust units or a particular investor.

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The U.S. Employee Retirement Income Security Act of 1974, as amended, (“ERISA”), imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities that are deemed to hold the assets of such plans (collectively, “ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan as well as those plans and accounts that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts, and entities that are deemed to hold the assets of such plans and accounts (together with ERISA Plans, the “Plans”) and certain persons (“parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

Any Plan fiduciary that proposes to cause a Plan to purchase the trust units should consult with his, her or its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or the Code.

Non-U.S. plans, governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to other federal, state, local or non-U.S. laws or regulations that are substantially similar to the foregoing provisions of ERISA and the Code (“Similar Law”). Fiduciaries of any such plans should consult with their counsel before purchasing the trust units to determine the need for, if necessary, and the availability of, any exemptive relief under any Similar Law.

Under ERISA and the U.S. Department of Labor’s “Plan Asset Regulations” at 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA, when a Plan acquires an equity interest in an entity that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established that either less than 25 percent of the total value of each class of equity interests in the entity is held by “benefit plan investors” (as defined in Section 3(42) of ERISA), which we refer to as the “25 percent test”, or the entity is an “operating company”, as defined in the Plan Asset Regulations. In order to be considered a “publicly offered security”, the trust units must be (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the Trust and of one another, and (iii) either (1) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (2) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and the class of securities of which the securities are a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the Trust’s fiscal year during which the offering of such securities to the public occurred. It is anticipated that the Trust will not qualify as an “operating company”, and the Trust does not intend to monitor investment by benefit plan investors in the Trust for purposes of satisfying the 25 percent test. The Trust anticipates, however, that it will qualify for the exemption under the Plan Asset Regulations for “publicly offered securities”, although there can be no assurance in that regard.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Annual Financial Statements, incorporated in this prospectus by reference, have been audited by KPMG LLP, Chartered Professional Accountants, Licensed Public Accountants, as stated in their report, which is incorporated herein by reference. KPMG LLP has confirmed that they are independent with respect to the Trust within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulation, and that they are independent accountants with respect to the Trust under all relevant U.S. professional and regulatory standards for the period under audit in respect of the Trust’s financial year ended December 31, 2024.

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LEGAL MATTERS

Certain legal matters relating to the trust units offered by this prospectus will be passed upon for us by Stikeman Elliott LLP, Toronto, Ontario, Canada, with respect to matters of Canadian law, and Seward & Kissel LLP, New York, New York with respect to matters of United States law. As of the date hereof, the “designated professionals” (as such term is defined in Form 51-102F2 – Annual Information Form) of each of Stikeman Elliott LLP and Seward & Kissel LLP, respectively, beneficially own, directly or indirectly, less than 1% of any class of trust units issued by the Trust.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed or will be filed with the SEC as part of the registration statement of which this prospectus forms a part: the documents listed under “Documents Incorporated by Reference”; consents of accountants and counsel; and powers of attorney.

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PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

The Business Corporations Act (Ontario) provides that a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity (each of the foregoing, an “individual”), against all costs, charges and expenses reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity. A corporation shall not indemnify such an individual unless the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request. In addition to the conditions set out above, the Business Corporations Act (Ontario) provides that, in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, the corporation shall not indemnify an individual described above unless the director or officer had reasonable grounds for believing that his or her conduct was lawful. Where an individual has met the conditions set out under (a) and (b) above and was not judged by the court or other competent authority in such a proceeding to have committed any fault or omitted to do anything that the individual ought to have done, such individual is entitled to indemnification from the corporation for such costs, charges and expenses which were reasonably incurred.

Both the trust agreement and the management agreement provide that the Trust will indemnify and hold harmless the Manager and its partners, officers, agents and employees from and against any and all expenses, losses, damages, liabilities, demands, charges, costs and claims of any kind or nature whatsoever (including legal fees, judgments and amounts paid in settlement, provided that the Trust has approved such settlement in accordance with the trust agreement) in respect of the acts, omissions, transactions, duties, obligations or responsibilities of the Manager as manager to the Trust, except where such expenses, losses, damages, liabilities, demands, charges, costs or claims are caused by acts or omissions of the Manager done or suffered in breach of its standard of care or through the Manager’s own negligence, willful misconduct, willful neglect, default, bad faith or dishonesty or a material failure in complying with applicable Canadian laws or the provisions set forth in the management agreement or the trust agreement.

The Trust does not carry any insurance to cover such potential obligations and, to the Manager’s knowledge, none of the foregoing parties are insured for losses for which the Trust has agreed to indemnify them.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Trust pursuant to the foregoing provisions, the Trust has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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EXHIBITS

Exhibit Number	Description
4.1	Annual information form of the Trust for the fiscal year ended December 31, 2024, dated March 20, 2025 (incorporated by reference to the Trust’s Annual Report on Form 40-F for the fiscal year ended December 31, 2024, filed with the Commission on March 20, 2025).

4.2	Audited annual financial statements of the Trust as at and for each of the years ended December 31, 2024 and 2023, and the related notes thereto, together with the report of the independent registered public accounting firm thereon (collectively, the “Annual Financial Statements”) (incorporated by reference to the Trust’s Annual Report on Form 40-F for the fiscal year ended December 31, 2024, filed with the Commission on March 20, 2025).

4.3	Management report of fund performance of the Trust for its fiscal year ended December 31, 2024 (the “Annual MRFP”) (incorporated by reference to the Trust’s Annual Report on Form 40-F for the fiscal year ended December 31, 2024, filed with the Commission on March 20, 2025).

4.4	Unaudited interim financial statements of the Trust as at and for the three-month period ended March 31, 2025 (the “Interim Financial Statements”) (incorporated by reference to Exhibit 99.1 of the Trust’s Form 6-K, furnished to the Commission on May 15, 2025).

4.5	Interim Management report of fund performance of the Trust as at and for the three-month period ended March 31, 2025 (the “Interim MRFP’) (incorporated by reference to Exhibit 99.1 of the Trust's Form 6-K, furnished to the Commission on May 15, 2025).

5.1	Consent of KPMG LLP.

5.2	Consent of Stikeman Elliot LLP.

5.3	Consent of Seward & Kissel LLP.

5.4	Powers of Attorney (included on signature page hereto).

107	Calculation of Filing Fee Table

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PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking.

The Trust undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2.	Consent to Service of Process.

(a)	Concurrent with the filing of this Registration Statement on Form F-10, dated June 12, 2025, the Trust filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)	Concurrent with the filing of this Registration Statement on Form F-10, dated June 12, 2025, the Trustee filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

(c)	Any change to the name or address of the agent for service of the Trust or the Trustee shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of the relevant registration statement.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on June 12, 2025.

SPROTT PHYSICAL PLATINUM AND PALLADIUM TRUST By Sprott Asset Management LP, as manager of the Trust

By:	/s/ JOHN CIAMPAGLIA
Name:	John Ciampaglia
Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony Tu-Sekine, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement, whether pre-effective or post-effective, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by or on behalf of the following persons in the capacities indicated on June 12, 2025.

Signature	Title

Sprott Asset Management LP, Manager of the Trust

/s/ JOHN CIAMPAGLIA	Chief Executive Officer and Director* (Principal Executive Officer)
John Ciampaglia

/s/ VARINDER BHATHAL	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Varinder Bhathal

/s/ KEVIN HIBBERT	Director*
Kevin Hibbert

*	Director of Sprott Asset Management GP Inc., general partner of the Manager of the Trust

III-2

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933 the Authorized Representative has duly caused this registration statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the Trust in the United States, in the City of Newark, State of Delaware, June 12, 2025.

PUGLISI & ASSOCIATES (Authorized Representative)

By:	/s/ DONALD J. PUGLISI
Name:	Donald J. Puglisi
Title:	Managing Director

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